UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 24, 2012

____________________

MICREL, INCORPORATED
(Exact name of Registrant as Specified in its Charter)

California	001-34020	94-2526744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2180 Fortune Drive, San Jose, California, 95131
(Address of Principal Executive Offices)

(408) 944-0800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Micrel, Incorporated (the “Company”) held its annual meeting of shareholders on May 24, 2012.

Set forth below are the number of votes cast for or against or withheld and the number of abstentions and broker non-votes and results with respect to each proposal voted upon at the meeting.

Proposal No. 1:  The following individuals were elected at the annual meeting to serve on the Company’s Board of Directors until the 2013 annual meeting and until their successors are duly elected and qualified:

Nominees	Voted For	Authority Withheld	Broker Non-Votes
Raymond D. Zinn	53,220,612	2,230,387	2,956,786
John E. Bourgoin	50,520,134	4,930,865	2,956,786
Michael J. Callahan	53,925,631	1,525,368	2,956,786
Daniel Heneghan	55,049,531	401,468	2,956,786
Neil J. Miotto	55,285,883	165,116	2,956,786
Frank W. Schneider	53,925,126	1,525,873	2,956,786

Proposal No. 2:  The proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012 was approved.

Voted For	Voted Against	Abstentions	Broker Non-Votes
56,541,863	1,860,247	5,675	0

Proposal No. 3:  The proposal to approve, on a non-binding, advisory basis, the compensation of the named executive officers as described in the proxy statement, was approved.

Voted For	Voted Against	Abstentions	Broker Non-Votes
53,525,556	1,915,996	9,447	2,956,786

Proposal No. 4:  The proposal to approve the adoption of the Micrel, Incorporated 2012 Equity Incentive Award Plan and the reservation of an aggregate of 6,000,000 shares of Common Stock for issuance thereunder, was approved.

Voted For	Voted Against	Abstentions	Broker Non-Votes
45,272,835	10,166,077	12,087	2,956,786

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  May 29, 2012                             MICREL, INCORPORATED

By:        /s/ Clyde R. Wallin
Name:  Clyde R. Wallin
Title:    Vice President, Finance and Human Resources
             & Chief Financial Officer